UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011 (June 2, 2011)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On June 2, 2011, BankUnited, Inc. (the “Company”) and Herald National Bank (“Herald”) issued a joint press release announcing the execution of a Merger Agreement, dated as of June 2, 2011, between the Company and Herald.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously disclosed, John A. Kanas, the Company’s Chairman, President and Chief Executive Officer, and John Bohlsen, the Company’s Vice Chairman and Chief Lending Officer and a director, are subject to non-compete agreements which expire in August 2012.  These agreements purport to restrict Messrs. Kanas and Bohlsen in their individual capacities from engaging in the consumer and commercial banking businesses in New York.  Until the expiration of these agreements, it is the Company’s expectation that Herald will not be merged with, and will be held separately from, BankUnited, the Company’s wholly owned thrift subsidiary.  During that period, neither Mr. Kanas nor Mr. Bohlsen will be an officer, director or employee of Herald, nor will they have any decision-making authority with respect to or otherwise participate in the affairs of Herald.  Until the expiration of Messrs. Kanas’s and Bohlsen’s non-compete agreements, Herald’s management will report to Rajinder P. Singh, the Company’s Chief Operating Officer, who will report to Herald’s board of directors.  It is expected that Herald will be merged into BankUnited at the end of August 2012.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company and Herald with respect to, among other things, future events and financial performance.  The Company and Herald generally identify forward-looking statements by terminology such as “outlook”, “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this Current Report on Form 8-K are based on the current plans, estimates and expectations of the Company and Herald. The inclusion of this forward-looking information should not be regarded as a representation by the Company or Herald that the future plans, estimates or expectations contemplated herein will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s and Herald’s respective operations, financial results, financial condition, business prospects, ability to complete the merger, growth, strategy and liquidity.  If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements.  These factors should not be construed as exhaustive. Neither the Company nor Herald undertakes any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements.  Information on these factors can be found in the 2010 Annual Reports on Form 10-K of the Company and Herald, and in the Quarterly Reports on Form 10-Q of the Company and Herald, filed by the Company with the Securities and Exchange Commission and available at the SEC’s website (www.sec.gov) and filed by Herald with the Office of the Comptroller of the Currency and available at Herald’s website (www.heraldnb.com).

ADDITIONAL INFORMATION

In connection with the proposed merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Herald and a Prospectus of the Company, as well as other relevant documents concerning the proposed transaction.  INVESTORS ARE URGED TO READ THE REGISTRATION

STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC AND HERALD WITH THE OCC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and Herald at the SEC’s website (http://www.sec.gov), and with respect to Herald, its website (www.heraldnb.com).  You will also be able to obtain these documents, free of charge, at http://www.bankunited.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus and the SEC and OCC filings that will be incorporated by reference in the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Douglas J. Pauls, 14817 Oak Lane, Miami Lakes, FL 33016, (305) 461-6841.

The Company and Herald and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Herald in connection with the proposed merger.  Information about the directors and executive officers of the Company is set forth in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010, as filed with the SEC on March 31, 2011.  Information about the directors and executive officers of Herald is set forth in the proxy statement for Herald’s 2011 annual meeting of stockholders, as filed with the Office of the Comptroller of the Currency and posted on Herald’s website and dated April 22, 2011.  Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2011	BANKUNITED, INC.

/s/ Rajinder Singh
Name: Rajinder Singh
Title: Chief Operating Officer